Exhibit 99.1

3101 Wilson Boulevard, Suite 700
News Release	Arlington, VA 22201

Contacts:

Brian J. Clark, Executive Vice President & CFO, Stanley

(703) 310-3236

Lawrence Delaney, Jr., Investor Relations Counsel

(703) 739-7410

Media Contact:

Joelle Pozza, Stanley

(703) 310-3218

Joelle.Pozza@stanleyassociates.com

FOR IMMEDIATE RELEASE

Stanley to Acquire Oberon Associates

ARLINGTON, Va. – June 10, 2008– Stanley, Inc. (NYSE: SXE), a leading provider of systems integration and professional services to the U.S. federal government, announced today that it has entered into a definitive agreement to acquire Oberon Associates, Inc. (Oberon), an engineering, intelligence operations and information technology services company. The purchase price will be approximately $170 million in cash, subject to certain working capital and other adjustments as of the closing date.

The transaction, which is expected to close during Stanley’s fiscal second quarter ending September 30, 2008, is subject to the approval of Oberon’s shareholders and other customary closing conditions, including the receipt of regulatory approvals. Shareholders representing approximately 67 percent of Oberon’s common stock have entered into a voting and irrevocable proxy agreement to vote their shares in favor of the proposed transaction.

Founded in 2002, Oberon provides engineering, operational intelligence and information technology support to multiple elements of the U.S. Army, in addition to the U.S. Air Force, Defense Information Systems Agency, Transportation Security Administration and several agencies throughout the intelligence community. Oberon’s areas of expertise include biometrics systems engineering, integration and operational deployment; intelligence community support; communications engineering; and information technology and enterprise data management. Oberon is headquartered in Manassas, Va., and has over 600 employees working in 10 regional offices in the United States and seven countries abroad.

Stanley expects Oberon to generate revenue of approximately $80 million in its fiscal year 2008 ending June 30, 2008. Going forward, Stanley anticipates Oberon’s annual revenue will meet or exceed Stanley’s annual organic growth goals of 10 to 15 percent and that the transaction will be accretive to its fiscal year 2009 earnings.

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“We are looking forward to welcoming Oberon to Stanley,” said Phil Nolan, Stanley’s chairman, president and CEO. “This transaction is consistent with Stanley’s growth strategy that calls for the development of new customers, contract vehicles and service offerings via mergers & acquisitions. In addition, it reinforces Stanley’s strategy of expanding our presence in key markets positively impacted by the Base Realignment and Closure process. Oberon complements our commitment to delivering the highest quality of support for our customers’ mission-essential programs and fostering an employee-focused culture. We also believe this acquisition will provide meaningful cross-selling opportunities as we seek to continue our strong record of organic growth.”

“We are excited about the opportunity to bring a new, but complementary, set of customers and technical expertise to Stanley,” said Jodi L. Johnson and David L. Young, co-founders of Oberon. “We are also very optimistic that the transition will be a smooth one because of our similar cultures and a mutual urgency to ensure customer satisfaction.”

KippsDeSanto & Co. is acting as exclusive financial advisor to Oberon in this transaction.

Stanley management will conduct a conference call today at 5:00 pm EDT to discuss the Oberon transaction. To obtain the dial-in number, please contact Rashida Gofney at (703) 310-3209. The conference call will be broadcast simultaneously on the Investor Relations page of Stanley’s website, http://www.stanleyassociates.com. Investors are advised to log on to the website at least 15 minutes prior to the call to register, download and install any necessary audio software. An archive of the webcast will be available for one week following the live event.

About Stanley

Stanley (NYSE: SXE) is a provider of information technology services and solutions to U.S. defense and federal civilian government agencies. Stanley offers its customers systems integration solutions and expertise to support their mission-essential needs at any stage of program, product development or business lifecycle through five service areas: systems engineering, enterprise integration, operational logistics, business process outsourcing, and advanced engineering and technology. Headquartered in Arlington, Va., the company has approximately 3,700 employees at over 100 locations in the U.S. and worldwide. In 2008 and 2007, Stanley was recognized by FORTUNE® magazine as one of the “100 Best Companies to Work For.” Please visit www.stanleyassociates.com for more information.

Any statements in this press release about our future expectations, plans and prospects, including statements containing the words “estimates,” “anticipates,” “plans,” “expects” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors discussed in our Annual Report on Form 10-K for the fiscal year ended March 31, 2008, as filed with the Securities and Exchange Commission (SEC), and additional filings we make with the SEC. In addition, the forward-looking statements included in this press release represent our views as of the date of this release. We assume no obligation to update publicly or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

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